UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36599	36-4460265
(State or other jurisdiction	(Common File No.)	(IRS Employer
of incorporation)		Identification Number)

800 West Madison Street, Chicago, Illinois	60607
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Effective May 23, 2016, Kevin L. Moffitt was appointed as Executive Vice President, Risk Management and Chief Risk Officer of MB Financial Bank, N.A. (the “Bank”), a wholly owned subsidiary of MB Financial, Inc. Prior to Mr. Moffitt’s appointment, the Bank’s chief risk officer had been Brian J. Wildman, who continues to serve as Executive Vice President, Consumer Banking of the Bank.

Before joining the Bank, Mr. Moffitt served as Executive Vice President and Chief Risk Officer of First Midwest Bancorp, Inc. since 2011 and as Internal Audit Director from 2009 to 2011. Prior to that, he served as Vice President and Head of Internal Audit of Nuveen Investments, Inc. from 2007 to 2008, held a variety of senior positions in the compliance, risk management and audit areas for ABN AMRO Bank/LaSalle Bank from 1996 to 2007, was an internal audit group manager for First Chicago NBD Corporation from 1992 to 1996 and was an audit manager for Coopers & Lybrand from 1982 to 1992.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date: May 24, 2016	By:	/s/Randall T. Conte
Randall T. Conte
Vice President and Chief Financial Officer